Exhibit 99

 BARCLAYS CEO ENERGY – POWER CONFERENCESeptember 8, 2015

 Safe Harbor Statements    This slide presentation contains forecasts and estimates of capital expenditures to be made by PG&E Corporation’s subsidiary, Pacific Gas and Electric Company (Utility), through 2019. This presentation also includes forecasts and estimates of the Utility’s rate base through 2019. These forecasts and estimates constitute forward-looking statements that are necessarily subject to various risks and uncertainties and actual results may differ materially. Factors that could cause actual results to differ materially include:whether the California Public Utilities Commission (CPUC) and the Federal Energy Regulatory Commission (FERC) authorize the capital expenditure forecasts and rate base amounts as requested by the Utility in the 2015 Gas Transmission & Storage (GT&S) rate case, the 2017 General Rate Case (GRC), the Transmission Owner rate cases, the Utility’s application for approval and funding of an electric vehicle infrastructure program, and other current or future regulatory proceedings; how the revenue requirements that may be authorized by the CPUC in the GT&S rate case are reduced to reflect the disallowance of costs associated with designated safety-related projects and programs as required by the CPUC’s April 9, 2015 decision imposing penalties on the Utility; the outcome and timing of the federal criminal prosecution of the Utility, the CPUC’s investigation of the Utility’s natural gas distribution operations, and other pending or future investigations; changes in cost forecasts or the scope and timing of planned work resulting from changes incustomer demand for electricity and natural gas or other reasons; whether the Utility’s business strategy to address the impact of growing distributed and renewable generation resources and changing customer demands is successful;whether PG&E Corporation and the Utility can continue to access capital markets and other sources of debt and equity financing in a timely manner on acceptable terms;the outcome of federal or state tax audits and the impact of any changes in federal or state tax laws, policies, regulations, or their interpretation; andthe other factors disclosed in PG&E Corporation’s and the Utility’s joint Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2015. This slide presentation is intended to be complementary to a webcast presentation made by PG&E Corporation senior management at the Barclays CEO Energy –Power Conference held on September 8, 2015. This slide presentation has been attached to PG&E Corporation’s Current Report on Form 8-K that was furnished to the Securities and Exchange Commission on September 8, 2015. This slide presentation, along with the replay of the webcast presentation to be made at the conference, will be posted on PG&E Corporation’s website at www.pge-corp.com.

   PG&E OverviewCalifornia’s Clean Energy PoliciesFuture Investment Opportunities

 Pacific Gas and Electric Company serves Northern and Central California    Over 23,000 employees who provide energy to more than 16 million people70,000 square mile service territory$60 billion in total assets$1.4 billion in net income (2014)$5.5 billion in cap ex and $29.5 billion in rate base (2015)~160,000 circuit miles of electric lines~50,000 miles of natural gas pipelines

# PG&E has strong cost recovery mechanisms

## 2014 Revenue Sources



General Rate Case ~41%
Pass Through ~49%
Gas Transmission & Storage ~3%
Transmission Owner ~6%
CPUC
FERC

## CPUC Authorized Capital Structure

| | Percent | Cost |
|---|---|---|
| Equity | 52% | 10.40% |
| Debt | 47% | 5.52% |
| Preferred Stock | 1% | 5.60% |

## Other Mechanisms

***Cost of Capital*** – separate triennial proceeding with automatic adjustment mechanism

***Decoupling*** – changes in sales do not impact earnings for the vast majority of our business

***Cost Pass Through*** – energy procurement and public purpose program costs are pass-throughs subject to reasonableness review

***Balancing Accounts*** – key areas of utility spend, including major emergency response and gas distribution leak survey and repair, are recovered through balancing accounts

***Risk-Informed Rate Making*** – the CPUC recently adopted a risk-informed approach to rate cases

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# PG&E's generation mix is one of the cleanest in the country

## Clean Energy Mix


RPS Eligible
27%
Non-Greenhouse Gas Free
45%
Greenhouse Gas Free
55%

## Ownership Mix


Utility-Owned Generation
35%
Procured
65%

***Greenhouse Gas Free*** – includes solar, wind, geothermal, biomass, all hydro, and nuclear

***RPS Eligible*** – includes solar, wind, geothermal, biomass and small hydro

***Utility-Owned Generation*** – includes hydro, solar, natural gas and nuclear and is ~80% greenhouse gas free

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 Governor Brown’s new policies are shaping California’s Clean Energy Future

# Grid modernization will require significant capital investment…



TRANSMISSION AND DISTRIBUTION AUTOMATION EXPANSION (~$375M)*
SUBSTATION UPGRADES (~$30M)*
DISTRIBUTION LINE UPGRADES (~$70M)*
ELECTRIC VEHICLE CHARGING (~$350M)*
ADVANCED MONITORING & CONTROL (~$140M)*

**PG&E proposes to invest nearly $1 billion* in the Grid of Things™ from 2016 – 2019**

* Dollar amounts reflect authorized amounts, amounts requested but not yet authorized, and amounts that are currently planned to be subject to future authorization requests.

*See the Safe Harbor Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.*

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… And updated rate structures  AB 327

 Our 2017 GRC request proposes to upgrade technology and infrastructure while keeping bills below the national average  See the Safe Harbor Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.  Annual General Rate Case Revenues

 PG&E plans to maintain a robust CapEx plan through 2019…  $5.3B - 5.8B*  * Ranges reflect authorized amounts, amounts requested but not yet authorized, amounts that are currently planned to be subject to future authorization requests, and historic spending patterns and include ~$400 million in 2015 and ~$300 million in 2016 ($689 million total) for estimated capital disallowed in April 9, 2015 final penalty decision.   See the Safe Harbor Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.  2019  2016  2017  2018  2015  2014  $5.5B  $4.9B    $5.3B – 6.5B annually*

 … And sustain commensurate rate base growth  $38.0 – 41.5B*  2019  2016  2014-2019 Weighted Average Rate Base  * Estimates reflect authorized amounts, amounts requested but not yet authorized, amounts that are currently planned to be subject to future authorization requests, and historic spending patterns   See the Safe Harbor Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.  2017  2018  $36.0 – 38.5B*  $34.0 – 36.0B*  $32.9 - 33.3B*  CAGR: ~6% – ~8%  2015  2014  $29.5B*  $28.2B